Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS

The Unaudited Pro Forma Combined Consolidated Statement of Operations combines the historical consolidated financial statements of Macquarie Infrastructure Company LLC (“the Company”) and IMTT Holdings Inc. and Subsidiaries (“IMTT”) to illustrate the effects of: (a) the acquisition of the remaining 50% interest in IMTT that the Company did not previously own, which was completed on July 16, 2014 (the “IMTT Acquisition”) and the change from the Company’s 50% investment in IMTT, which was accounted for under the equity method of accounting, to 100% consolidation of IMTT; and (b) the financing of the cash consideration thereof with a portion of the proceeds from the public offerings of limited liability company interests and convertible senior notes. The pro forma statement of operations is based on, and should be read in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Combined Consolidated Statement of Operations;
•	consolidated financial statements of the Company for the year ended December 31, 2014 and the notes relating thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014;
•	the unaudited consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the period ended July 15, 2014, which are included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014;
•	the consolidated financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries for the years ended December 31, 2013 and December 31, 2012, which are included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014; and
•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference herein.

The historical consolidated financial statements have been adjusted in the pro forma statement of operations to give effect to pro forma events that are (1) directly attributable to the IMTT Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The pro forma statement of operations for the year ended December 31, 2014 gives effect to the IMTT Acquisition as if it occurred on January 1, 2014.

The pro forma statement of operations has been prepared using the acquisition method of accounting under existing United States Generally Accepted Accounting Principles, or GAAP, and the regulations of the SEC. The Company is the acquirer in the IMTT Acquisition for accounting purposes. The purchase price has been allocated to IMTT’s assets and liabilities based upon their fair values as of the date of completion of the IMTT Acquisition. The pro forma adjustments have been prepared to illustrate the effect of the acquisition and certain other adjustments and are based on certain assumptions as explained in more detail in the notes to the unaudited pro forma consolidated statement of operations incorporated by reference herein.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the pro forma statement of operations have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. These adjustments are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The pro forma statement of operations has been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations would have been had the IMTT Acquisition been completed on the dates indicated. The Company has incurred and expects to incur additional costs to integrate the Company’s and IMTT’s businesses. The pro forma statement of operations does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma statement of operations does not purport to project the future results of operations of the combined company.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014

	Year Ended December 31, 2014
		IMTT	Proforma
	As Reported	Standalone (a)	Adjustments		Proforma
	(unaudited)
($ in thousands, except share and per share data)
Revenue
Service revenue	$1,064,682	$311,533	$-		$1,376,215
Product revenue	284,400	-	-		284,400
Financing and equipment lease income	1,836	-	-		1,836
Total revenue	1,350,918	311,533	-		1,662,451
Cost of revenue
Cost of services	546,609	140,080	-		686,689
Cost of product sales	192,881	-	-		192,881
Gross profit	611,428	171,453	-		782,881
Selling, general and administrative	265,254	20,144	(12,846	)(b)	272,552
Fees to manager - related party	168,182	-	-		168,182
Depreciation	98,442	40,922	20,400	(c)	159,764
Amortization of intangibles	42,695	-	6,023	(d)	48,718
Loss from customer contract termination	1,269	-	-		1,269
Loss on disposal of assets	1,279	-	-		1,279
Total operating expenses	577,121	61,066	13,577		651,764
Operating income	34,307	110,387	(13,577)		131,117
Other income (expense)
Dividend income	1,344	1,465	-		2,809
Interest income	112	-	-		112
Interest expense	(73,196)	(16,375)	(7,028	)(e)	(96,599)
Loss on extinguishment of debt	(90)	-	-		(90)
Equity in earnings and amortization charges of investee	26,391	-	(26,147	)(f)	244
Gain from acquisition/divestiture of businesses	1,027,054	-	(948,137	)(g)	78,917
Other (expense) income, net	(1,013)	513	-		(500)
Net income before income taxes	1,014,909	95,990	(994,889)		116,010
Benefit (provision) for income taxes	24,374	(38,265)	(26,712	)(h)	(40,603)
Net income	1,039,283	57,725	(1,021,601)		75,407
Less: net (loss) income attributable to noncontrolling interests	(2,745)	229	-		(2,516)
Net income attributable to MIC LLC	$1,042,028	$57,496	$(1,021,601)		$77,923

Basic income per share attributable to MIC LLC	$16.54				$1.11
Weighted average number of shares outstanding: basic	62,990,312				70,062,770 (i)

Diluted income per share attributable to MIC LLC	$16.10				$1.11
Weighted average number of shares outstanding: diluted	64,925,565				74,203,377 (i)

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the financial results for IMTT prior to July 16, 2014, the date of the IMTT Acquisition.

(b) Represents transactional costs associated with the IMTT Acquisition.

(c) Represents additional depreciation on fixed asset associated with the fair value allocation of the purchase price for the IMTT Acquisition.

(d) Represents the amortization of intangible assets acquired in connection with the IMTT Acquisition for software and customer relationships, straight-lined over a life of five years and a weighted average of thirty years, respectively.

(e) Represents the interest expense incurred from the outstanding convertible senior notes of the Company and the amortization of deferred financing costs incurred in connection with the convertible senior notes and the undrawn MIC senior secured revolving credit facility.

(f) Represents the adjustment to remove the Company’s share (50%) of IMTT’s income accounted for under the equity method of accounting.

(g) Represents the gain from the IMTT Acquisition from the remeasuring to fair value of the Company’s previous 50% ownership interest.

(h) Represents the adjustment to record the expected tax expense based on a 35% tax rate for the year ended December 31, 2014.

(i) Both basic and diluted weighted average number of shares outstanding for Pro Forma Year Ended December 31, 2014 assumes the shares from the equity offering were issued on January 1, 2014. In addition, the diluted weighted average number of shares outstanding for Pro Forma Year Ended December 31, 2014 assumes that the convertible senior notes that were issued in July of 2014 were fully converted into shares on January 1, 2014.